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                                                                   Exhibit 4.5



                            CERTIFICATE OF AMENDMENT

                                       TO

                          CERTIFICATE OF INCORPORATION

                                       OF

                           ACCUMED INTERNATIONAL, INC.


        The undersigned, the President and Secretary of AccuMed International, Inc., a Delaware corporation (the "Corporation"), do hereby certify as follows:

        1. The Board of Directors of AccuMed International, Inc. duly adopted a resolution, in accordance with Section 242 of the General Corporation Law of the State of Delaware, to amend the Certificate of Incorporation of AccuMed International, Inc. to effect a one-for-six reverse stock split on the Common Stock and declaring the advisability thereof.

        2. At the Combined Annual and Special Meeting of Stockholders held on May 19, 1998, dully called and held in accordance with the provisions of Section 222 of the General Corporation Law of the State of Delaware, a majority of the shares of the outstanding stock entitled to vote thereon, and a majority of the outstanding stock of each class entitled to vote thereon as a class, were voted in favor of such amendment in accordance with Section 242 of the General Corporation Law of the State of Delaware.

        3. Article FOURTH of the Certificate of Incorporation of the Corporation is hereby amended to read in its entirety as follows:

                  FOURTH. The total number of shares of all classes of capital stock which the Corporation shall have authority to issue is 55,000,000 shares, divided into two classes as follows:

                  5,000,000 shares of Preferred Stock of the par value of $0.01 per share ("Preferred Stock"); and



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                  50,000,000 shares of Common Stock of the par value of $0.01 per share ("Common Stock").

         The designations, powers, preferences and rights, and the qualifications, limitations or restrictions of the above classes of stock are as follows:

                                   DIVISION I

                                 PREFERRED STOCK

         1. The board of directors is expressly authorized at any time, and from time to time, to issue shares of Preferred Stock in one or more series, and for such consideration as the board of directors may determine, with such voting powers, full or limited but not to exceed one vote per share, or without voting powers, and with such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated in the resolution or resolutions providing for the issue thereof, and as are not stated in this Certificate of Incorporation, or any amendment thereto. All shares of any one series shall be of equal rank and identical in all respects.

         2. No dividend shall be paid or declared on any particular series of Preferred Stock unless dividends shall be paid or declared pro rata on all shares of Preferred Stock at the time outstanding of each other series which ranks equally as to dividends with such particular series.

         3. Unless and except to the extent otherwise required by law or provided in the resolution or resolutions of the board of directors creating any series of Preferred Stock pursuant to this Division I, the holders of the Preferred Stock shall have no voting power with respect to any matter whatsoever. In no event shall the Preferred Stock be entitled to more than one vote in respect of each share of stock. Subject to the protective conditions or restrictions of any outstanding series of Preferred Stock, any amendment to this Certificate of Incorporation which shall increase or decrease the authorized capital stock of any class or classes may be adopted by the affirmative vote of the holders of a majority of the outstanding shares of the voting stock of the Corporation.

         4. Shares of Preferred Stock redeemed, converted, exchanged, purchased, retired or surrendered to the Corporation, or which have been issued and reacquired in any manner, shall, upon compliance with any applicable provisions of the GCL, have



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the status of authorized and unissued shares of Preferred Stock and may be reissued by the board of directors as part of the series of which they were originally a part or may be reclassified into and reissued as part of a new series or as a part of any other series, all subject to the protective conditions or restrictions of any outstanding series of Preferred Stock.

                                   DIVISION II

                                  COMMON STOCK

         1. DIVIDENDS. Subject to the preferential dividend rights, if any, applicable to shares of the Preferred Stock and subject to applicable requirements, if any, with respect to the setting aside of sums for purchase, retirement or sinking funds for the Preferred Stock, the holders of the Common Stock shall be entitled to receive to the extent permitted by law, such dividends as may be declared from time to time by the board of directors.

         2. LIQUIDATION. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or winding up of the Corporation, after distribution in full of the preferential amounts, if any, to be distributed to the holders of shares of the Preferred Stock, holders of the Common Stock shall be entitled to receive all the remaining assets of the Corporation of whatever kind available for distribution to stockholders ratably in proportion to the number of shares of Common Stock held by them respectively.

         3. VOTING RIGHTS. Except as may be otherwise required by law or this Certificate of Incorporation, each holder of the Common Stock shall have one vote in respect of each share of stock held by him or her of record on the books of the Corporation on all matters voted upon by the stockholders.

         4. REVERSE STOCK SPLIT. Simultaneously with the effective date of this amendment (the "Effective Date"), each share of the Company's Common Stock, par value $0.01 per share, issued and outstanding immediately prior to the Effective Date (the "Old Common Stock") shall automatically and without any action on the part of the holder thereof be reclassified as and changed, pursuant to a reverse stock split, into one-sixth of a share of the Company's outstanding Common Stock, par value $0.01 per share (the "New Common Stock"), subject to the treatment of fractional share interests as described below. Each holder of a certificate or certificates which immediately prior to the Effective Date represented outstanding shares of Old Common Stock (the "Old Certificates," whether one or more) shall be entitled to receive upon surrender of such Old Certificates to the Company's Transfer Agent for cancellation, a certificate or certificates (the "New Certificates," whether one or more) representing the number of whole shares of the New Common Stock into which and for which the shares of the Old Common Stock formerly represented by such Old Certificates so surrendered, are reclassified under the terms hereof. From and after the Effective Date, Old Certificates shall represent only the right to receive New Certificates pursuant to the provisions hereof. No certificates or scrip representing fractional share interests in New Common Stock will be issued, and no such fractional share interest will entitle the holder thereof to vote, or to any rights of a shareholder of the Company. Any fraction of a share of New Common Stock to which the holder would otherwise be entitled will be adjusted upward to the nearest whole share. If more than one Old Certificate shall be surrendered at one time for the account of the same stockholder, the number of full shares of New Common Stock for which New Certificates shall be issued shall be computed on the basis of the aggregate number of shares represented by the Old Certificate so surrendered. In the event that the Company's Transfer Agent determines that a holder of Old Certificates has not tendered all his certificates for exchange, the Transfer Agent shall carry forward any fractional share until all certificates of that holder have been presented for exchange such that payment for fractional shares to any one person shall not exceed the value of one share. If any New Certificate is to be issued in a name other than that in which the Old Certificates surrendered for exchange are issued, the Old Certificates so surrendered shall be properly endorsed and otherwise in proper form for transfer, and the person or persons requesting such exchange shall affix any requisite stock transfer tax stamps to the Old Certificates surrendered, or provide funds for their purchase, or establish to the satisfaction of the Transfer Agent that such taxes are not payable. From and after the Effective Date the amount of capital represented by the shares of the New Common Stock into which and for which the shares of the Old Common Stock are reclassified under the terms hereof shall be the same as the amount of capital represented by the shares of Old Common Stock so reclassified, until thereafter reduced or increased in accordance with applicable law.

                                  DIVISION III

                            ELIMINATION OF PREEMPTIVE
                                     RIGHTS

         No holder of stock of any class of the Corporation shall be entitled as a matter of right to purchase or subscribe for any part of any unissued stock of any class, or of any additional stock of any class or capital stock of the Corporation, or of any bonds, certificates of indebtedness, debentures, or other securities convertible into stock of the



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Corporation, now or hereafter authorized, but any such stock or other securities convertible into stock may be issued and disposed of pursuant to resolution by the board of directors to such persons, firms, corporations or associations and upon such terms and for such consideration (not less than the par value or stated value thereof) as the board of directors in the exercise of its discretion may determine and as may be permitted by law without action by the stockholders.


    IN WITNESS WHEREOF, we have signed this Certificate as of May 20, 1998.

                                        ACCUMED INTERNATIONAL, INC.



                                        By:    /s/ PAUL F. LAVALLEE
                                            ----------------------------------
                                               Paul F. Lavallee, Chairman,
                                               President and Chief Executive
                                               Officer



ATTEST:


/s/ JOYCE L. WALLACH
-----------------------------
Joyce L. Wallach
General Counsel and Secretary



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